Exhibit 99.1

BioDelivery Sciences to Meet with FDA

to Finalize Proposed REMS for ONSOLIS

FDA meeting scheduled for November 17; Resubmission anticipated in December

RALEIGH, N.C., November 7, 2008 – BioDelivery Sciences International, Inc., (Nasdaq: BDSI) announced that a meeting with the Food and Drug Administration (FDA) is scheduled for November 17, 2008, to discuss its proposed Risk Evaluation and Mitigation Strategy (REMS) for ONSOLIS™.

In August 2008, BDSI received a Complete Response letter from the FDA regarding the New Drug Application (NDA) for ONSOLIS. The FDA requested conversion of the submitted risk minimization action plan (RiskMAP) to a REMS and informed BioDelivery Sciences that all other aspects of the NDA review were complete. Shortly thereafter, BDSI requested a meeting with FDA to discuss details of the plan for a REMS program for ONSOLIS. In advance of this meeting, the company has submitted to the FDA a pre-meeting package which includes what the company believes is a complete REMS for ONSOLIS.

ONSOLIS (formerly known as BEMA™ Fentanyl), the company’s lead product in development, is a potential treatment for “breakthrough” pain in opioid tolerant patients with cancer. In North America and Europe, the commercial rights to ONSOLIS are licensed to Meda AB.

“We are pleased to have the opportunity to discuss with the FDA the details of our proposed REMS program at this earliest possible date,” said Dr. Mark A. Sirgo, President and Chief Executive Officer of BDSI. “We are confident that our proposed REMS program is consistent with the advice we received in our Complete Response letter, and we are hopeful that this will allow for a quick submission following what we anticipate will be a productive meeting with FDA. Our proposed REMS program will be an important step in helping to assure that prescribers and patients get the benefits of ONSOLIS while minimizing the risks of improper or inappropriate use.”

BDSI anticipates submitting the REMS program to FDA in December and continues to anticipate final FDA approval of the ONSOLIS NDA in the first half of 2009.

About BioDelivery Sciences International

BioDelivery Sciences International, Inc. (NASDAQ:BDSI) is a specialty pharmaceutical company that is focused on developing innovative products to address growing market opportunities, including conditions such as pain. The company utilizes its owned and licensed patented drug delivery technologies to develop, partner, and commercialize new products using proven therapeutics. BDSI’s pain franchise currently consists of two products in development utilizing the Company’s patented BEMA buccal soluble film technology: ONSOLIS, a potential treatment for “breakthrough” pain in opioid tolerant patients with cancer, and BEMA Buprenorphine, a second analgesic with at least one potential target indication for the treatment of moderate to severe pain. The company is working with its BEMA technology and its patented Bioral® cochleate technology on products targeted at conditions common to oncology and surgical patients such as pain and infections. The company headquarters is located in Raleigh, North Carolina, and its principal laboratory is located in Newark, New Jersey. For more information please visit www.biodeliverysciences.com.

Cautionary Note on Forward-Looking Statements

Except for the historical information contained herein, this press release and the statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain or may contain, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects”, “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation: (i) actual sales results and royalty or milestone payments, if any, (ii) the application and availability of corporate funds and the Company’s need for future funds, or (iii) the timing for completion, and results of, scheduled or additional clinical trials and the FDA’s or other regulatory review and/or approval and commercial launch of the Company’s formulations and products and regulatory filings related to the same, may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

Contacts

Al Medwar

Vice President, Marketing and Corporate Development

BioDelivery Sciences International, Inc.

+1 919-582-9050

amedwar@bdsinternational.com